SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-JACKPOT ENTERPRISES

          GAMCO INVESTORS, INC.
                                 2/07/00           51,600            11.5126
                                 2/07/00            1,000            11.2500
                                 2/07/00            2,500            11.4375
                                 2/04/00              500            10.8125


























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.